Exhibit 99.2


FOR IMMEDIATE RELEASE                                             Media Contact:
                                                         Wade Gates or John Kyte
June 16, 2000                                                       803-933-4224


SAFETY-KLEEN FINALIZES INITIAL DEBTOR-IN-POSSESSION FINANCING

         (Columbia, SC) - Safety-Kleen Corp (NYSE: SK) today announced it has finalized its initial $40 million of debtor-in-possession (DIP) financing, which was approved by the U.S. Bankruptcy Court on June 13, 2000, in the full amount requested by the company. The Bankruptcy Court will consider approval of the full $100 million DIP facility, as previously announced, in July.

         "This is a very important step toward reorganizing Safety-Kleen," said Safety-Kleen CEO David Thomas, Jr. "We are pleased that the bankruptcy court granted our request for $40 million of interim funding. The availability of these funds will enable us to maintain normal business operations at our facilities."


Private Securities Litigation Reform Act:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with the uncertainty of market acceptance of the Company's products, limited number of customers, as well as risks of downturns in economic conditions generally, risks associated with competition and competitive pricing pressures, and other risks detailed in the Company's filings with the Securities and Exchange Commission.


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